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                                                                      EXHIBIT 32

                   CERTIFICATION PURSUANT TO SECTION 13a-14(b)
        OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Simon Worldwide, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officers of the Company, certify, pursuant to Section 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C Section 1350, that, to the best of the officers' knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      /s/ George G. Golleher
                                      ---------------------------
                                      George G. Golleher
                                      Executive Committee Member
                                      November 12, 2004

                                      /s/ J. Anthony Kouba
                                      --------------------------
                                      J. Anthony Kouba
                                      Executive Committee Member
                                      November 12, 2004

                                      /s/ Greg Mays
                                      ---------------------------
                                      Greg Mays
                                      Principal Financial Officer
                                      November 12, 2004